EXPENSE LIMITATION AGREEMENT

EXPENSE LIMITATION AGREEMENT, effective as of January __, 2007 by and between PADCO Advisors II, Inc., a Maryland corporation, d/b/a/ Rydex Investments (the "Adviser"), and Rydex ETF Trust (the "Trust") (the "Agreement"), on behalf of each series of the Trust set forth in Schedule A attached hereto (each a "Fund," and collectively, the "Funds").

WHEREAS, the Trust is a Delaware statutory trust organized on November 22, 2002 pursuant to a Agreement and Declaration of Trust ("Declaration of Trust") and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company, and each Fund is a series of the Trust;

WHEREAS, the Trust and the Adviser have entered into an Investment Advisory Agreement dated April 30, 2004 (the "Advisory Agreement"), pursuant to which the Adviser provides investment advisory services to the Funds for compensation based on the value of the average daily net assets of the Funds;

WHEREAS, the Trust and the Adviser have determined that it is in the best interests of each Fund and its shareholders to maintain the expenses of the Funds at a level below the level to which the Funds would normally be subject in order to maintain the Funds' expense ratios at the Maximum Annual Operating Expense Limit (as hereinafter defined) specified for the Funds in Schedule A hereto;

NOW THEREFORE, the parties hereto agree as follows:

1. EXPENSE LIMITATION.

1.1. APPLICABLE EXPENSE LIMIT. To the extent that the aggregate expenses incurred by the Funds in any fiscal year, including but not limited to investment advisory fees of the Adviser (but excluding interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, other extraordinary expenses not incurred in the ordinary course of such Funds' business and amounts payable pursuant to any plan adopted in accordance with Rule 12b-1 under the 1940 Act) ("Fund Operating Expenses"), exceed the Maximum Annual Operating Expense Limit, as defined in Section 1.2 below, such excess amount (the "Excess Amount") shall be the liability of the Adviser.

1.2. MAXIMUM ANNUAL OPERATING EXPENSE LIMIT. The Maximum Annual Operating Expense Limit with respect to each Fund shall be the amount specified in Schedule A based on a percentage of the average daily net assets of the Funds.

1.3. METHOD OF COMPUTATION. To determine the Adviser's liability with respect to the Excess Amount, each month the Fund Operating Expenses for each Fund shall be annualized as of the last day of the month. If the annualized Fund Operating Expenses of a Fund for any month exceed the Maximum Annual Operating Expense Limit of such Fund, the Adviser shall first waive or reduce its investment advisory fee for such month by an amount sufficient to reduce the


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

annualized Funds Operating Expenses to an amount no higher than the Maximum Annual Operating Expense Limit.

1.4. YEAR-END ADJUSTMENT. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the investment advisory fees waived or reduced by the Adviser with respect to the previous fiscal year shall equal the Excess Amount.

2. TERM AND TERMINATION OF AGREEMENT.

This Agreement shall continue in effect with respect to all Funds until [INSERT DATE], 2008 and shall thereafter continue in effect with respect to the Funds from year to year provided such continuance is specifically approved by a majority of the Trustees of the Trust who are not "interested persons" of the Trust or any other party to this Agreement, as defined in the 1940 Act ("Non-Interested Trustees"). Nevertheless, this Agreement may be terminated by either party hereto, without payment of any penalty, upon ninety (90) days' prior written notice to the other party at its principal place of business; provided that, in the case of termination by the Adviser, such action shall be authorized by resolution of a majority of the Non-Interested Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Trust.

3. MISCELLANEOUS.

3.1. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

3.2. INTERPRETATION. Nothing herein contained shall be deemed to require the Trust or the Funds to take any action contrary to the Trust's Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Funds. The parties to this Agreement acknowledge and agree that all litigation arising hereunder, whether direct or indirect, and of any and every nature whatsoever shall be satisfied solely out of the assets of the affected Funds and that no Trustee, officer or holder of shares of beneficial interest of the Funds shall be personally liable for any of the foregoing liabilities. The Trust's Declaration of Trust, as amended from time to time, is on file in the Office of the Secretary of State of Delaware. Such Declaration of Trust describes in detail the respective responsibilities and limitations on liability of the Trustees, officers, and holders of shares of beneficial interest.

3.3. DEFINITIONS. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act.


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

3.4. ENFORCEABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.

RYDEX ETF TRUST,
on behalf of each series of the Trust set forth in Schedule A


--------------------------------
Name:
Title:


PADCO ADVISORS II, INC.


--------------------------------
Name:
Title:


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

                                   SCHEDULE A

                     MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Trust:

NAME OF FUNDS                                                  MAXIMUM ANNUAL OPERATING EXPENSE LIMIT
Rydex Dynamic S&P 500 ETF                                                       X.XX%
Rydex Inverse S&P 500 ETF                                                       X.XX%
Rydex Dynamic Inverse S&P 500 ETF                                               X.XX%
Rydex Dynamic S&P 500 Growth ETF                                                X.XX%
Rydex Inverse S&P 500 Growth ETF                                                X.XX%
Rydex Dynamic Inverse S&P 500 Growth ETF                                        X.XX%
Rydex Dynamic S&P 500 Value ETF                                                 X.XX%
Rydex Inverse S&P 500 Value ETF                                                 X.XX%
Rydex Dynamic Inverse S&P 500 Value ETF                                         X.XX%
Rydex Dynamic S&P MidCap 400 ETF                                                X.XX%
Rydex Inverse S&P MidCap 400 ETF                                                X.XX%
Rydex Dynamic Inverse S&P MidCap 400 ETF                                        X.XX%
Rydex Dynamic S&P MidCap 400 Growth ETF                                         X.XX%
Rydex Inverse S&P MidCap 400 Growth ETF                                         X.XX%
Rydex Dynamic Inverse S&P MidCap 400 Growth ETF                                 X.XX%
Rydex Dynamic S&P MidCap 400 Value ETF                                          X.XX%
Rydex Inverse S&P MidCap 400 Value ETF                                          X.XX%
Rydex Dynamic Inverse S&P MidCap 400 Value ETF                                  X.XX%
Rydex Dynamic S&P SmallCap 600 ETF                                              X.XX%
Rydex Inverse S&P SmallCap 600 ETF                                              X.XX%
Rydex Dynamic Inverse S&P SmallCap 600 ETF                                      X.XX%
Rydex Dynamic S&P SmallCap 600 Growth ETF                                       X.XX%
Rydex Inverse S&P SmallCap 600 Growth ETF                                       X.XX%
Rydex Dynamic Inverse S&P SmallCap 600 Growth ETF                               X.XX%
Rydex Dynamic S&P SmallCap 600 Value ETF                                        X.XX%
Rydex Inverse S&P SmallCap 600 Value ETF                                        X.XX%
Rydex Dynamic Inverse S&P SmallCap 600 Value ETF                                X.XX%
Rydex Dynamic NASDAQ 100 ETF                                                    X.XX%
Rydex Inverse NASDAQ 100 ETF                                                    X.XX%
Rydex Dynamic Inverse NASDAQ 100 ETF                                            X.XX%
Rydex Dynamic Russell 1000(R) ETF                                               X.XX%
Rydex Inverse Russell 1000(R) ETF                                               X.XX%
Rydex Dynamic Inverse Russell 1000(R) ETF                                       X.XX%
Rydex Dynamic Russell 1000(R) Growth ETF                                        X.XX%
Rydex Inverse Russell 1000(R) Growth ETF                                        X.XX%
Rydex Dynamic Inverse Russell 1000(R) Growth ETF                                X.XX%
Rydex Dynamic Russell 1000(R) Value ETF                                         X.XX%
Rydex Inverse Russell 1000(R) Value ETF                                         X.XX%


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

Rydex Dynamic Inverse Russell 1000(R) Value ETF                                 X.XX%
Rydex Dynamic Russell MidCap(R) ETF                                             X.XX%
Rydex Inverse Russell MidCap(R) ETF                                             X.XX%
Rydex Dynamic Inverse Russell MidCap(R) ETF                                     X.XX%
Rydex Dynamic Russell MidCap(R) Growth ETF                                      X.XX%
Rydex Inverse Russell MidCap(R) Growth ETF                                      X.XX%
Rydex Dynamic Inverse Russell MidCap(R) Growth ETF                              X.XX%
Rydex Dynamic Russell MidCap(R) Value ETF                                       X.XX%
Rydex Inverse Russell MidCap(R) Value ETF                                       X.XX%
Rydex Dynamic Inverse Russell MidCap(R) Value ETF                               X.XX%
Rydex Dynamic Russell 2000(R) ETF                                               X.XX%
Rydex Inverse Russell 2000(R) ETF                                               X.XX%
Rydex Dynamic Inverse Russell 2000(R) ETF                                       X.XX%
Rydex Dynamic Russell 2000(R) Growth ETF                                        X.XX%
Rydex Inverse Russell 2000(R) Growth ETF                                        X.XX%
Rydex Dynamic Inverse Russell 2000(R) Growth ETF                                X.XX%
Rydex Dynamic Russell 2000(R) Value ETF                                         X.XX%
Rydex Inverse Russell 2000(R) Value ETF                                         X.XX%
Rydex Dynamic Inverse Russell 2000(R) Value ETF                                 X.XX%
Rydex Dynamic Russell 3000(R) ETF                                               X.XX%
Rydex Inverse Russell 3000(R) ETF                                               X.XX%
Rydex Dynamic Inverse Russell 3000(R) ETF                                       X.XX%
Rydex Dynamic Russell 3000(R) Growth ETF                                        X.XX%
Rydex Inverse Russell 3000(R) Growth ETF                                        X.XX%
Rydex Dynamic Inverse Russell 3000(R) Growth ETF                                X.XX%
Rydex Dynamic Russell 3000(R) Value ETF                                         X.XX%
Rydex Inverse Russell 3000(R) Value ETF                                         X.XX%
Rydex Dynamic Inverse Russell 3000(R) Value ETF                                 X.XX%
Rydex Dynamic NASDAQ Biotech ETF                                                X.XX%
Rydex Inverse NASDAQ Biotech ETF                                                X.XX%
Rydex Dynamic Inverse NASDAQ Biotech ETF                                        X.XX%
Rydex Dynamic Consumer Discretionary ETF                                        X.XX%
Rydex Inverse Consumer Discretionary ETF                                        X.XX%
Rydex Dynamic Inverse Consumer Discretionary ETF                                X.XX%
Rydex Dynamic Consumer Staples ETF                                              X.XX%
Rydex Inverse Consumer Staples ETF                                              X.XX%
Rydex Dynamic Inverse Consumer Staples ETF                                      X.XX%
Rydex Dynamic Energy ETF                                                        X.XX%
Rydex Inverse Energy ETF                                                        X.XX%
Rydex Dynamic Inverse Energy ETF                                                X.XX%
Rydex Dynamic Financials ETF                                                    X.XX%
Rydex Inverse Financials ETF                                                    X.XX%
Rydex Dynamic Inverse Financials ETF                                            X.XX%
Rydex Dynamic Health Care ETF                                                   X.XX%
Rydex Inverse Health Care ETF                                                   X.XX%
Rydex Dynamic Inverse Health Care ETF                                           X.XX%


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

Rydex Dynamic Industrials ETF                                                   X.XX%
Rydex Inverse Industrials ETF                                                   X.XX%
Rydex Dynamic Inverse Industrials ETF                                           X.XX%
Rydex Dynamic Materials ETF                                                     X.XX%
Rydex Inverse Materials ETF                                                     X.XX%
Rydex Dynamic Inverse Materials ETF                                             X.XX%
Rydex Dynamic Technology ETF                                                    X.XX%
Rydex Inverse Technology ETF                                                    X.XX%
Rydex Dynamic Inverse Technology ETF                                            X.XX%
Rydex Dynamic Utilities ETF                                                     X.XX%
Rydex Inverse Utilities ETF                                                     X.XX%
Rydex Dynamic Inverse Utilities ETF                                             X.XX%


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